                                                                Exhibit 10.20


                                CONSENT AGREEMENT


         THIS CONSENT AGREEMENT (this "Agreement"), dated as of April 20, 1998, by and among Dunn Computer Corporation, a Delaware corporation (the "Company"), Dunn Computer Corporation, a Virginia corporation ("DCC"), Network 1 Financial Securities, Inc., a Texas corporation (the "Representative"), and Damon Testaverde, William Hunt and Richard Hunt (collectively, the "Other Holders").


                                    RECITALS

         WHEREAS, the Company and Representative are parties to an Underwriting Agreement dated April 21, 1997 (the "Underwriting Agreement");

         WHEREAS, pursuant to the Underwriting Agreement, the Company has issued to Representative and the Other Holders a warrant for the purchase of an aggregate of 100,000 shares of the Company's common stock (the "Representative's Warrant");

         WHEREAS, in September 1997 the Company acquired STMS, Inc. and in connection with that acquisition issued certain shares of the Company's common stock and options to purchase shares of the Company's common stock;

         WHEREAS, the Company and DCC have entered into an Acquisition Agreement, dated March 9, 1998, providing for the acquisition by DCC of all of the stock of International Data Products, Corp. and, through a subsidiary, substantially all of the net assets of Puerto Rico Industrial Manufacturing Operations, Corp. (the "Acquisition") in exchange for cash and stock of DCC and providing for employment agreements, and DCC stock options, for two of the sellers in the Acquisition;

         WHEREAS, the Company, DCC and a wholly-owned subsidiary of DCC, Dunn Merger Corp., a Delaware corporation, have entered into an Agreement of Merger dated as of March 18, 1998 (the "Merger Agreement"), which provides for, subject to the satisfaction of certain conditions, the merger of Dunn Merger Corp. with the Company (the "Merger") concurrently with the closing of the Acquisition;

         WHEREAS, immediately upon the effectiveness of the Merger, each outstanding share of common stock of the Company will be exchanged for a share of common stock of DCC, resulting in the Company becoming a wholly-owned subsidiary of DCC;

         WHEREAS, Section 2.1(e) of the Merger Agreement provides for the conversion of the Representative's Warrant, at the time the Merger is effective, from a warrant to purchase 100,000 shares of common stock of Company into a warrant to purchase 100,000 shares of DCC common stock;

         WHEREAS, DCC has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission ("SEC") relating to the Merger and the Acquisition, and Representative and the Other Holders have received a copy of the prospectus that is included in that Registration Statement; and

         WHEREAS, DCC has filed a Registration Statement on Form S-1 with the SEC relating to a proposed underwritten public offering of common stock by DCC that is scheduled to close contemporaneously with the effectiveness of the Merger.

         NOW, THEREFORE, for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       CONSENT

         Representative hereby consents to the Merger Agreement and the consummation of the Merger pursuant thereto.

         2.       REPRESENTATIVE'S WARRANT

         On the date the Merger becomes effective, DCC shall execute and deliver to Representative and each of the Other Holders a warrant instrument in the form set forth as Exhibit A hereto, in exchange for the warrant instruments dated April 25, 1997 delivered by the Company to Representative and the Other Holders, to represent the Representative's Warrant. The new warrant instruments executed and delivered by the DCC will reflect the same allocation of the Representative's Warrant as the warrant instruments previously executed and delivered by the Company for which the new warrant instruments are exchanged, as follows: Representative, 40,000 shares; Damon Testaverde, 30,000 shares; William Hunt, 15,000 shares; and Richard Hunt, 15,000 shares.

         3.       WAIVER

         Representative and the Other Holders hereby waive and release any notice, registration or other rights they might have in connection with the actions and transactions set forth in the recitals to this Agreement.

         4.       LOCKUP

         Representatives and each of the Other Holders shall not exercise all or any part of the Representative's Warrant for 180 days after the effective date of the Offering. Concurrently with the execution and delivery of this Agreement, Representative and the Other Holders will each execute and deliver a letter, in the form attached hereto as Exhibit B, to DCC and the underwriters of DCC's public offering of common stock that is scheduled to close contemporaneously with the effectiveness of the Merger.

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         5.       PAYMENT

         Upon the Closing of the Offering, the Company shall pay to Representative and the Other Holders the aggregate amount of Thirty-Five Thousand Dollars ($35,000).

         6.       MISCELLANEOUS

         6.1 NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed:

                  If to the Representative or Other Holders:

                  Network 1 Financial Securities, Inc.
                  The Galleria
                  Building Two, Penthouse
                  2 Bridge Avenue
                  Red Bank, New Jersey 07701-1106
                  Attention:  William Hunt

                  Copy to:

                  Stark & Stark, A Professional Corporation
                  993 Lenox Drive, Building Two
                  Lawrenceville, New Jersey 08648
                  Attention:  Michael P. Weiner, Esquire

                  If to the Company:

                  Dunn Computer Corporation
                  1306 Squire Court
                  Sterling, Virginia 20166
                  Attention:  Thomas P. Dunne, President and C.E.O.

         6.2 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         6.3 AMENDMENT. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

         6.4 ENTIRE AGREEMENT. This Agreement (together with the other documents attached as exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         6.5 BINDING EFFECT. This Agreement shall inure solely to the benefit of and shall be binding upon the parties hereto and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable rights, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

         6.6 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to conflict of laws rules of such State. Any action, proceeding or claim against any of the parties hereto arising out of, or relating in any way to, this Agreement shall be brought and enforced in the federal or state courts of the State of New Jersey, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Except as otherwise provided in this Agreement, the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         6.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         6.8 WAIVER, ETC. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         6.9 TERMINATION. This Agreement shall terminate and be of no force or effect if the Merger Agreement shall terminate or the Merger shall not have become effective on or before June 30, 1998; provided that the termination of this Agreement shall not affect the effectiveness of Section 3 hereof, to the extent that it relates to actions and transactions occurring prior to the date of this Agreement, or Section 5 hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     DUNN COMPUTER CORPORATION,
                                     a Delaware corporation


                                     By:
                                        ---------------------------------
                                     Its:

                                         --------------------------------


                                     NETWORK 1 FINANCIAL SECURITIES, INC.,
                                     a Texas corporation


                                     By:  /s/ William Hunt
                                         --------------------------------
                                     Its:  President
                                         --------------------------------


                                     DUNN COMPUTER CORPORATION,
                                     a Virginia corporation


                                     By:
                                         -------------------------------
                                     Its:

                                         -------------------------------

                                     /s/ Damon Testaverde
                                     -----------------------------------
                                     Damon Testaverde



                                     /s/ William Hunt
                                     -----------------------------------
                                     William Hunt



                                     /s/ Richard Hunt
                                     -----------------------------------
                                     Richard Hunt

                                    Exhibits

Exhibit A - Underwriter's Warrant to Purchase
Exhibit B - Form of Lock-up Agreement

[Exhibits will be provided upon request.]




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